                                                                    Exhibit 8


                                   FIRST AMENDMENT
                                   ---------------



         FIRST AMENDMENT (this "Amendment"), dated as of June 11, 1997, among REFRACO INC., a Delaware corporation ("Holdings"), ADIENCE, INC., a Delaware corporation ("Adience"), REFRACO HOLDINGS LIMITED, a private limited company organized under the laws of England with registered number 3354257 ("Newco"), REFRACO (UK) LIMITED (formerly known as "Hepworth Refractories (Holdings) Limited"), a private limited company organized under the laws of England with registered number 00054713 ("Hepworth", and together with Adience and Newco, the "Borrowers"), the lenders party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                                W I T N E S S E T H :
                                - - - - - - - - - -


         WHEREAS, Holdings, the Borrowers, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of April 15, 1997 (the "Credit Agreement"); and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as provided herein;


         NOW, THEREFORE, it is agreed:

         1. Section 1.01(d) of the Credit Agreement is hereby amended by (i) deleting clause (iv) thereof in its entirety and inserting the following new clause (iv) in lieu thereof:

         "(iv) shall not exceed for any Bank at the time of the making of any such Revolving Loans, and after giving effect thereto, that aggregate principal amount (for this purpose, using the Dollar Equivalent of each outstanding Sterling Revolving Loan) which, when added to the sum of


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    (I) the aggregate principal amount of all other Revolving Loans then outstanding from such Bank (for this purpose, using the Dollar Equivalent of each Sterling Revolving Loan then outstanding from such Bank) and (II) the product of (A) such Bank's RL Percentage and (B) the sum of (x) the aggregate amount of all Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent thereof in the case of Hepworth Letter of Credit Outstandings) (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding and (z) the aggregate principal amount (for this purpose, using the Dollar Equivalent of each outstanding Sterling Swingline Loan) of all Sterling Swingline Loans (exclusive of Sterling Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time,";

and (ii) deleting clause (vi) thereof in its entirety and inserting the following new clause (vi) in lieu thereof:

         "(vi) shall not, in the case of Sterling Revolving Loans, at any time exceed in aggregate outstanding principal amount, when added to (x) the aggregate amount of all Hepworth Letter of Credit Outstandings (exclusive of any Unpaid Drawings with respect thereto which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Sterling Revolving Loans) and (y) the aggregate principal amount of all Sterling Swingline Loans (exclusive of Sterling Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Sterling Revolving Loans) then outstanding, the amount of the Sterling Revolving Sub-Limit."

         2. Section 1.01(e) of the Credit Agreement is hereby amended by deleting clause (iv) thereof and inserting the following new clause (iv) in lieu thereof:

         "(iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the sum of (I) the aggregate principal amount of all Revolving Loans (for this purpose, using the Dollar

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    Equivalent of each outstanding Sterling Revolving Loan) then outstanding,
    (II) the aggregate amount of all Letter of Credit Outstandings at such time and (III) the aggregate principal amount of all Sterling Swingline Loans (for this purpose, using the Dollar Equivalent of each outstanding Sterling Swingline Loan) then outstanding, an amount equal to the Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Total Revolving Loan Commitment on such date),".

         3. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new clauses (g) and (h) immediately after existing clause (f) thereof:

         "(g) Subject to the terms and conditions set forth herein, BTCo in its individual capacity agrees to make, from time to time after the First Amendment Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Sterling Swingline Loan" and, collectively, the "Sterling Swingline Loans") to Hepworth, which Sterling Swingline Loans (i) shall be made and denominated in Pounds Sterling, (ii) shall bear interest as provided in Section 1.08(g), (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount (for this purpose, using the Dollar Equivalent of each outstanding Sterling Swingline Loan) at any time outstanding, when combined with the sum of (I) the aggregate principal amount of all Revolving Loans (for this purpose, using the Dollar Equivalent of each outstanding Sterling Revolving Loan) then outstanding,
    (II) the aggregate amount of Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent thereof in the case of Hepworth Letter of Credit Outstandings) at such time and (III) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment (after giving effect to any reductions to the Total Revolving Loan Commitment on such date), (v) shall not exceed in the aggregate principal amount at any time outstanding, when combined with the sum of (I) the aggregate principal amount of all Sterling Revolving Loans then outstanding and (II) the aggregate amount of Hepworth Letter of Credit Outstandings at such time, an amount equal to the Sterling Revolving Sub-Limit and (vi) shall not exceed in aggregate principal amount at any time outstanding, the Maximum Sterling Swingline Amount. BTCo shall not be obligated to make any Sterling Swingline Loan at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it to eliminate BTCo's risk with respect to the Defaulting Bank's or Banks' participation in such Sterling Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the outstanding Sterling Swingline Loans.

         (h) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks that its outstanding Sterling Swingline Loans shall be funded with a Borrowing of Sterling Revolving Loans (PROVIDED that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Sterling Revolving Loans (each such Borrowing, a "Mandatory Sterling Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a Revolving Loan Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section
    10) PRO RATA based on each Bank's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to BTCo to repay BTCo for such outstanding Sterling Swingline Loans. Each such Bank hereby irrevocably agrees to make Sterling Revolving Loans upon one Business Day's notice pursuant to each Mandatory Sterling Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Sterling Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Sterling Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time or the Sterling Revolving Sub-Limit. In the event that any Mandatory Sterling Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to Hepworth), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Sterling Borrowing would otherwise have occurred, but adjusted for any payments received from Hepworth on or after such date and prior to such purchase) from BTCo such participations in the outstanding Sterling Swingline Loans as shall be necessary to cause such Banks to share in such Sterling Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), PROVIDED that (x) all interest payable on the Sterling Swingline Loans shall be for the account of BTCo until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay BTCo interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Sterling Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Sterling Swingline Loans."

         4. Section 1.02 of the Credit Agreement is hereby amended by deleting the proviso appearing at the end of the second sentence thereof and by deleting the third sentence thereof in its entirety, and inserting the following new text in lieu thereof:

         "; provided that (x) Mandatory Borrowings shall be made in the amounts required by Section 1.01(f) and (y) Mandatory Sterling Borrowings shall be made in the amounts required by Section 1.01(h). The aggregate principal amount of each Borrowing of (x) Swingline Loans shall be not less than $100,000 and (y) Sterling Swingline Loans shall be not less than L100,000."

         5. Section 1.03(a) of the Credit Agreement is hereby amended by deleting the first parenthetical appearing therein and inserting the following new parenthetical in lieu thereof:

         "(excluding Borrowings of (w) Swingline Loans, (x) Revolving Loans incurred pursuant to a Mandatory Borrowing, (y) Sterling Swingline Loans and (z) Revolving Loans incurred pursuant to a Mandatory Sterling Borrowing)".

         6. Section 1.03 of the Credit Agreement is hereby amended by (i) redesignating clause (c) thereof as clause "(d)" and (ii) inserting the following new clause (c) immediately after existing clause (b)(ii) thereof:

         "(c)(i) Whenever Hepworth desires to incur Sterling Swingline Loans hereunder, it shall give BTCo not later than 12:00 noon (London time) on the date that a Sterling Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Sterling Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Sterling Swingline Loans to be made pursuant to such Borrowing.

         (ii) Mandatory Sterling Borrowings shall be made upon the notice specified in Section 1.01(h), with Hepworth irrevocably agreeing, by its incurrence of any Sterling Swingline Loan, to the making of the Mandatory Sterling Borrowings as set forth in Section 1.01(h)."

         7. Section 1.03(d) of the Credit Agreement (after giving effect to the amendment in paragraph 6 above) is hereby amended by inserting the words "or Sterling Swingline Loans" immediately after the words "Swingline Loans" appearing in the first parenthetical therein.

         8. Section 1.04 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting the following new first sentence in lieu thereof:

         "No later than 12:00 Noon (New York time or, in the case of any Sterling Loan to be made available in London after the Initial Borrowing Date, London time, if so requested by Hepworth) on the date specified in each Notice of Borrowing (or (w) in the case of Swingline Loans, no later than 2:00 P.M. (New York time) on the date specified in Section 1.03(b)(i),
    (x) in the case of Mandatory Borrowings, no later than 12:00 Noon (New York time) on the date specified in Section 1.01(f), (y) in the case of Sterling Swingline Loans, no later than 2:00 P.M. (London time) on the date specified in Section 1.03(c)(i) or (z) in the case of Mandatory Sterling Borrowings, no later than 12:00 Noon (London time) on the date specified in
    Section 1.01(h)), each Bank with a Commitment of the respective Tranche will make available its PRO RATA portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans and Sterling Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below."

         9. Section 1.05(a) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (v) thereof and inserting a comma in lieu thereof and (ii) deleting the period appearing at the end of clause (vi) thereof and inserting the following text in lieu thereof:

         "and (vii) if Sterling Swingline Loans, by a promissory note substantially in the form of Exhibit B-7, with blanks appropriately completed in conformity herewith (the "Sterling Swingline Note")."

         10. Section 1.05 of the Credit Agreement is hereby amended by (i) redesignating clause (h) thereof as clause "(i)" and (ii) inserting the following new clause (h) immediately after existing clause (g) thereof:

         "(h) The Sterling Swingline Note issued to BTCo shall (i) be executed by Hepworth, (ii) be payable to the order of BTCo and be dated the First Amendment Effective Date (or if issued thereafter, the date of issuance),
    (iii) be in a stated principal amount equal to the Maximum Sterling Swingline Amount and be payable in Pounds Sterling in the principal amount of the outstanding Sterling Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Sterling Swingline Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section
    4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents (to the extent and in the manner provided therein)."

         11. Section 1.06 of the Credit Agreement is hereby amended by inserting the following parenthetical immediately after the words "outstanding principal amount of such Dollar Loans" appearing therein:

         "(other than Swingline Loans, which may not be converted pursuant to this Section 1.06)".

         12. Section 1.07 of the Credit Agreement is hereby amended by inserting the text "or a Mandatory Sterling Borrowing, as the case may be," immediately after the words "Mandatory Borrowing" appearing therein.

         13. Section 1.08 of the Credit Agreement is hereby amended by inserting the following new clause (g) immediately after existing clause (f):

         "(g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, Hepworth hereby agrees to pay interest in respect of the unpaid principal amount of each Sterling Swingline Loan made to it from the date the proceeds thereof are made available to it until such Sterling Swingline Loan is repaid at a rate per annum which shall be equal to the sum of the Applicable Margin for Sterling Revolving Loans plus the Overnight LIBOR Rate plus the MLA Cost, which interest shall be payable at the time such Sterling Swingline Loan is repaid or converted into a Mandatory Sterling Borrowing, provided that overdue principal and, to the extent permitted by law, overdue interest in respect of each Sterling Swingline Loan shall bear interest at a rate per annum equal to 2% per annum in excess of the Applicable Margin for Sterling Revolving Loans plus the Overnight LIBOR Rate plus the MLA Cost."

         14. Section 1.09 of the Credit Agreement is hereby amended by (i) deleting the text "at the option of the Borrower, be one, two, three or six-month period," appearing therein and (ii) inserting the following new text in lieu thereof:

         "(x) at the option of Adience or Newco, as the case may be, be one, two, three or six-month period, and (y) at the option of Hepworth, be one, two, three or six-month period, or, if available to each of the Banks with a Revolving Loan Commitment, one or two-week period,".

         15.  Section 1.13 of the Credit Agreement is hereby amended by
(i) deleting the word "and" appearing at the end of clause (i)(x) of the proviso appearing in the first sentence thereof and inserting a comma in lieu thereof and (ii) inserting the following new clause (i)(z) immediately after the word "and" appearing at the end of clause (i)(y) of the proviso appearing in the first sentence thereof:

         "(z) in the case of the replacement of the Revolving Loan Commitments, BTCo an amount equal to such Replaced Bank's RL Percentage of any Mandatory Borrowing and/or Mandatory Sterling Borrowing, in each case to the extent such amount was not theretofore funded by such Replaced Bank and".

         16. Section 2.02(a) of the Credit Agreement is hereby amended by (i) deleting the text of clause (i)(y) thereof in its entirety and inserting the following new text in lieu thereof:

         "when added to the sum of (I) the aggregate principal amount of all Revolving Loans (for this purpose, using the Dollar Equivalent of each outstanding Sterling Revolving Loan) then outstanding, (II) the aggregate principal amount of all Swingline Loans then outstanding and

    (III) the aggregate principal of all Sterling Swingline Loans (for this purpose, using the Dollar Equivalent of each outstanding Sterling Swingline
    Loan) then outstanding, the Total Revolving Loan Commitment at such time,";

and (ii) deleting clauses (ii) and (iii) thereof in their entirety and inserting the following new clauses (ii) and (iii) in lieu thereof:

         "(ii) no Adience Letter of Credit shall be issued the Stated Amount (expressed in Dollars) of which, when added to the Adience Letter of Credit Outstandings (expressed in Dollars) (exclusive of Unpaid Drawings with respect thereto which are repaid on the date of, and prior to the issuance of, the respective Adience Letter of Credit) at such time would exceed, when added to the sum of (I) the aggregate principal amount of all Dollar Revolving Loans (expressed in Dollars) then outstanding and (II) the aggregate principal amount of all Swingline Loans (expressed in Dollars) then outstanding, the Dollar Revolving Sub-Limit, (iii) no Hepworth Letter of Credit shall be issued the Stated Amount (expressed in Pounds Sterling) of which, when added to the Hepworth Letter of Credit Outstandings (expressed in Pounds Sterling) (exclusive of Unpaid Drawings with respect thereto which are repaid on the date of, and prior to the issuance of, the respective Hepworth Letter of Credit) at such time would exceed, when added to the sum of (I) the aggregate principal amount of all Sterling Revolving Loans (expressed in Pounds Sterling) then outstanding and (II) the aggregate principal amount of all Sterling Swingline Loans (expressed in Pounds Sterling) then outstanding, the Sterling Revolving Sub-Limit,".

         17.  Section 4.01 of the Credit Agreement is hereby amended by
(i) deleting the third parenthetical appearing in clause (i) thereof in its entirety and inserting the following new parenthetical in lieu thereof:

         "(or same day notice in the case of (x) Swingline Loans, provided such notice is given prior to 11:00 A.M. (New York time) and (y) Sterling Swingline Loans, provided such notice is given prior to 11:00 A.M. (London time))";

and (ii) deleting the parenthetical appearing in clause (ii)(x) thereof in its entirety and inserting the following new parenthetical in lieu thereof:

         "(or (x) in the case of Swingline Loans, $100,000, and (y) in the case of Sterling Swingline Loans, L50,000)".

         18. Section 4.02(a) of the Credit Agreement is hereby amended by deleting clause (i) thereof in its entirety and inserting the following new clause (i) in lieu thereof:

         "(i) On any day on which the sum of the aggregate outstanding principal amount of Swingline Loans, the aggregate outstanding principal amount of Sterling Swingline Loans (for this purpose, using the Dollar Equivalent thereof), the aggregate outstanding principal amount of Revolving Loans (for this purpose, using the Dollar Equivalent thereof in the case of outstanding Sterling Revolving Loans) and the Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent thereof in the case of Hepworth Letter of Credit Outstandings) exceeds the Total Revolving Loan Commitment as then in effect, the Revolving Loan Borrowers shall prepay on such day the principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Sterling Swingline Loans and, after the Sterling Swingline Loans have been repaid in full, Revolving Loans (allocated between Dollar Revolving Loans and Sterling Revolving Loans as the Revolving Loan Borrowers may elect) in an amount (for this purpose, taking the Dollar Equivalent of payments in Pounds Sterling made with respect to the Sterling Swingline Loans and Sterling Revolving Loans) equal to such excess. If, after giving effect to the prepayment in full of all outstanding Swingline Loans, Sterling Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent thereof in the case of Hepworth Letter of Credit Outstandings) exceeds the Total Revolving Loan Commitment as then in effect, the respective Revolving Loan Borrowers shall pay to the Administrative Agent at the appropriate Payment Office on such day an amount of cash or Cash Equivalents or Foreign Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash, Cash Equivalents or Foreign Cash Equivalents to be held as security for all obligations of the respective Revolving Loan Borrower or Borrowers hereunder in a cash collateral account to be established by the Administrative Agent, PROVIDED that so long as no Default under Section 10.01 or 10.05 and no Event of Default is then in existence, such cash, Cash Equivalents or Foreign Cash Equivalents shall be released (subject to continued compliance with clauses (ii) and (iii) below) to the respective Revolving

    Loan Borrower at such time (if any), as, and to the extent that, the aggregate amount of such cash, Cash Equivalents and Foreign Cash Equivalents at such time on deposit with the Administrative Agent exceeds the amount by which the Letter of Credit Outstandings at such time exceed the amount of the Total Revolving Loan Commitment as then in effect."

         19. Section 4.02(a) of the Credit Agreement is hereby further amended by deleting clause (iii) thereof in its entirety and inserting the following new clause (iii) in lieu thereof:

         "(iii)     If on any date the sum of the aggregate outstanding
    principal amount of Sterling Revolving Loans, the aggregate outstanding principal amount of Sterling Swingline Loans and the Hepworth Letter of Credit Outstandings exceeds the Sterling Revolving Sub-Limit as then in effect, Hepworth shall prepay on such day principal of outstanding Sterling Swingline Loans and, after the Sterling Swingline Loans have been repaid in full, Sterling Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment in full of all outstanding Sterling Swingline Loans and Sterling Revolving Loans, the aggregate amount of the Hepworth Letter of Credit Outstandings exceeds the Sterling Revolving Sub-Limit as then in effect, Hepworth shall pay to the Administrative Agent at the appropriate Payment Office on such day an amount of cash, Cash Equivalents or Foreign Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Hepworth Letter of Credit Outstandings at such time), such cash, Cash Equivalents or Foreign Cash Equivalents to be held as security for all obligations of Hepworth hereunder in a cash collateral account to be established by the Administrative Agent, PROVIDED that, so long as no Default under Section 10.01 or 10.05 and no Event of Default is then in existence, such cash, Cash Equivalents or Foreign Cash Equivalents shall be released (subject to continued compliance with preceding clause (i)) to Hepworth at such time (if any) as, and to the extent that, the aggregate amount of such cash, Cash Equivalents and Foreign Cash Equivalents at such time on deposit with the Administrative Agent exceeds the amount by which the Hepworth Letter of Credit Outstandings at such time exceed the amount of the Sterling Revolving Sub-Limit as then in effect."

         20. Section 6.02(a) of the Credit Agreement is hereby amended by (i) deleting the parenthetical appearing in the first sentence thereof and inserting the following new parenthetical in lieu thereof:

         "(excluding Swingline Loans and Sterling Swingline Loans)";

and (ii) inserting the following new sentence at the end thereof:

         "Prior to the making of any Sterling Swingline Loan, BTCo shall have received the notice required by Section 1.03(c)(i)."

         21. The definition of "Bank Default" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the text ", 1.01(h)" immediately after the text "Section 1.01(d), 1.01(f)" appearing therein.

         22. Section 11.01 of the Credit Agreement is hereby amended by deleting the definitions of "Euro Rate", "Interest Determination Date", "Loan", "Maturity Date", "Minimum Borrowing Amount", "Required Banks", "Sterling Loan", "Total Unutilized Revolving Loan Commitment" and "Tranche" appearing therein and inserting the following new definitions in the appropriate alphabetical order:

         "Euro Rate" shall mean and include each of the Eurodollar Rate, the Sterling Euro Rate and the Overnight LIBOR Rate.

         "Interest Determination Date" shall mean, with respect to any Euro Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Euro Rate Loan.

         "Loan" shall mean each Adience B Term Loan, each Newco A Term Loan, each Newco B Term Loan, each Revolving Loan, each Swingline Loan and each Sterling Swingline Loan.

         "Maturity Date" shall mean, with respect to any Tranche of Loans, the A Term Loan Maturity Date, the B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

         "Minimum Borrowing Amount" shall mean (i) in the case of Newco A Term Loans, L2,000,000, (ii) in the case of B Term Loans, $5,000,000, (iii) in the case of Dollar Revolving Loans, $1,000,000, (iv) in the case of Sterling Revolving Loans, L500,000, (v) in the case of Swingline Loans, $250,000 and (vi) in the case of Sterling Swingline Loans, L125,000.

         "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentage of Swingline Loans, Sterling Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans (or, if prior to the Initial Borrowing Date, the Term Loan Commitments) of Non-Defaulting Banks and the Total Revolving Loan Commitment less the Revolving Loan Commitments of Defaulting Banks (or after the termination of the Total Revolving Loan Commitment, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks, and the aggregate RL Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans, the total outstanding Sterling Swingline Loans and Letter of Credit Outstandings at such time). For purposes of determining Required Banks, all outstanding Loans and Commitments and Letter of Credit Outstandings, as the case may be, that are denominated in Dollars will be calculated in Dollars and all Loans and Commitments and Letter of Credit Outstandings, as the case may be, denominated in Pounds Sterling will be calculated according to the Dollar Equivalent thereof.

         "Sterling Loan" shall mean each Newco A Term Loan, each Sterling Revolving Loan and each Sterling Swingline Loan.

         "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect, less (y) the sum of (I) the aggregate principal amount of Revolving Loans then outstanding (or the Dollar Equivalent thereof in the case of Sterling Revolving Loans then outstanding), (II) the aggregate principal amount of Swingline Loans then outstanding, (III) the then aggregate amount of Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent thereof in the case of Hepworth Letter of Credit Outstandings) and (IV) the aggregate principal amount of Sterling Swingline Loans then outstanding (for this purpose, using the Dollar Equivalent thereof).

         "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being six separate

    Tranches, I.E., Adience B Term Loans, Newco A Term Loans, Newco B Term Loans, Revolving Loans, Swingline Loans and Sterling Swingline Loans.

         23.  The definition of "Holdings Excess Cash Flow" appearing in
Section 11.01 of the Credit Agreement is hereby amended by inserting the words "or Swingline Loans" immediately after the words "Revolving Loans" but before the comma appearing in clause (y) of the second parenthetical contained in clause (ii)(b) thereof.

         24.  The definition of "Newco Excess Cash Flow" appearing in Section
11.01 of the Credit Agreement is hereby amended by inserting the words "or Sterling Swingline Loans" immediately after the words "Revolving Loans" but before the comma appearing in clause (y) of the parenthetical contained in clause (ii)(b) thereof.

         25. Section 11.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

         "First Amendment" shall mean the First Amendment, dated as of June 11, 1997, to this Agreement.

         "First Amendment Effective Date" shall have the meaning provided in the First Amendment.

         "Mandatory Sterling Borrowing" shall have the meaning provided in
    Section 1.01(h).

         "Maximum Sterling Swingline Amount" shall mean L5,000,000.

         "Overnight LIBOR Rate" shall mean the offered quotation to first-class banks in the London interbank Eurodollar market by BTCo for Pounds Sterling overnight deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Sterling Swingline Loan of BTCo commencing as of 11:00 A.M. (London time) on the date of Borrowing of the respective Borrowing of Sterling Swingline Loans; provided, that in the event the Administrative Agent has made any determination pursuant to
    Section 1.10(a)(i) in respect of Sterling Loans, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect of Sterling Loans, the Overnight LIBOR Rate determined pursuant to this definition shall instead be the rate determined by BTCo as the all-in-cost of funds for BTCo to fund such Sterling Swingline Loan.

         "Sterling Swingline Loan" shall have the meaning provided in Section 1.01(g).

         "Sterling Swingline Note" shall have the meaning provided in Section 1.05(a).

         26. Section 13.12(a) of the Credit Agreement is hereby amended by inserting the following new clause (t) immediately before clause (u) appearing in the second proviso thereof:

         "(t) without the consent of BTCo, amend, modify or waive any provision relating to the rights or obligations with respect to Swingline Loans or Sterling Swingline Loans, as the case may be (including, without limitation, the obligations of other Banks with Revolving Loan Commitments to fund Mandatory Borrowings or Mandatory Sterling Borrowings, as the case may be),".

         27. The Credit Agreement is hereby further amended by inserting as a new Exhibit B-7 to the Credit Agreement the form of Exhibit B-7 attached hereto.

         28. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the First Amendment Effective Date (as defined below), both before and after giving effect to this Amendment, and (y) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents shall be true and correct in all material respects as of the First Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         29. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provisions of the Credit Agreement or any other Credit Document.

         30. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Adience and the Administrative Agent.

         31. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         32. This Amendment shall become effective on the date (the "First Amendment Effective Date") when Holdings, the Borrowers and each Bank shall have signed a counterpart of this Amendment (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office. The Administrative Agent shall promptly notify Adience and the Banks in writing of the First Amendment Effective Date.

         33. From and after the First Amendment Effective Date, all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                             REFRACO INC.


                             By /s/ Bragi F. Schut
                               -----------------------------
                             Title: Executive Vice President


                             ADIENCE, INC.


                             By /s/ Bragi F. Schut
                               -----------------------------
                             Title: Executive Vice President


                             REFRACO HOLDINGS LIMITED


                             By /s/ Bragi F. Schut
                               -----------------------------
                             Title: Director and Secretary


                             REFRACO (UK) LIMITED


                             By /s/ Bragi F. Schut
                               -----------------------------
                             Title: Director and Secretary


                             BANKERS TRUST COMPANY,
                               Individually and as Administrative Agent


                             By /s/ Gina S. Thompson
                               -----------------------------
                             Title: Vice President


                             FLEET NATIONAL BANK


                             By /s/ Alexander Sade
                               -----------------------------
                             Title:  Senior Vice President